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                                                                 EXHIBIT 3.30(a)

                           ARTICLES OF INCORPORATION

                                      OF

                    TEXAS ONCOLOGY INFUSION SERVICES, INC.

     The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation:

     1.   NAME. The name of the corporation is Texas Oncology Infusion Services,
          ----
Inc.

     2.   DURATION.  The period of its duration is perpetual.
          --------

     3.   PURPOSE. The purpose for which the corporation is organized is the
          -------
transaction of any or all lawful business.

     4.   SHARES. The aggregate number of shares which the corporation has
          ------
authority to issue is one million (1,000,000) shares of common voting stock, all of one class, having no par value.

     5.   COMMENCEMENT OF BUSINESS. The corporation will not commence business
          ------------------------
until it has received for the issuance of its shares at least One Thousand Dollars ($1,000.00).

     6.   REGISTERED OFFICE AND AGENT. The street address of the initial
          ---------------------------
registered office of the corporation is 3320 Live Oak, Suite 700, Dallas, Texas 75204, and the name of the corporation's initial registered agent at that address is Merrick H. Reese.

     7.   INITIAL DIRECTOR. The number of directors constituting the initial
          ----------------
board of directors is one (1), and the name and address of such person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                NAME                                    ADDRESS
                ----                                    -------
          Merrick H. Reese                      3320 Live Oak, Suite 700
                                                Dallas, Texas 75204

     8.   INCORPORATOR. The name and address of the incorporator is J. Ernest
          ------------
Sims, 3320 Live Oak, Suite 700, Dallas, Texas 75204.

     9.   DENIAL OF PREEMPTIVE RIGHTS. No shareholder or other person shall have
          ---------------------------
any preemptive rights whatsoever.

     10.  NON-CUMULATIVE VOTING. Cumulative voting by the shareholders of the
          ---------------------
corporation at any election for directors is expressly prohibited.

     11.  INTERESTED DIRECTORS, OFFICERS AND SECURITY HOLDERS.  No contract or
          ---------------------------------------------------
transaction between the corporation and one or more of its directors, officers, or
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security holders, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors, officers, or security holders are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director, officer, or security holder is present at or participates in the meeting of the board of directors, a committee thereof, or shareholders which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

Interested directors shall be counted in determining the presence of a quorum at a meeting of the board of directors, a committee thereof, or shareholders which authorizes the contract or transaction.

     12.  INDEMNITY. The corporation shall indemnify any person who is or was a
          ---------
director, officer, employee or agent of the corporation to the fullest extent permitted by the Texas Business Corporation Act, as amended, but such indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation as permitted by the Texas Business Corporation Act, as amended.

     13.  LIMITATION ON DIRECTOR LIABILITY. A director of the corporation is not
          --------------------------------
liable to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for the following:

          (1) a breach of a director's duty of loyalty to the corporation or its shareholders or members;

          (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

          (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

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          (4)  an act or omission for which the liability of a director is expressly provided for by statute; or

          (5) an act related to an unlawful stock repurchase or payment of a dividend.

     14.  BYLAWS. The initial bylaws shall be adopted by the board of directors
          ------
and the power to amend or repeal the bylaws or adopt new bylaws is vested in the board of directors. The shareholders may also amend, repeal, or adopt the bylaws even though the bylaws may be amended, repealed, or adopted by the board of directors.

     15.  VOTE FOR CERTAIN MATTERS. With respect to any matter for which the
          ------------------------
affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act, shall be the act of the Shareholders.

     16. SPECIAL. MEETING OF SHAREHOLDERS. Special meetings of the shareholders
         --------------------------------
shall be called by the President at the request of the holders of at least twenty five (25%) percent of all the issued and outstanding shares of stock entitled to vote at the proposed meeting.

     17. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required by the
         ----------------------------------------
Texas Business Corporation Act or the corporation's bylaws to be taken at a meeting of the shareholders, or any action which may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of January, 1991.

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                             ARTICLES OF AMENDMENT
                                      OF
                    TEXAS ONCOLOGY PHARMACY SERVICES, INC.
                  (Formerly Texas Oncology Infusion Services,
                                 BY DIRECTORS

     Pursuant to Article 4.04 of the Texas Business Act, the undersigned Director, being the sole initial named in the Articles of Incorporation of the corporation, adopts the following Articles of Amendment to the Articles of Incorporation of Texas Oncology Infusion Services, Inc.

     1.   Name. The name of the corporation is Texas Oncology Infusion Services,
          ----
Inc.

     2.   Amendment. The following amendment to the Articles of Incorporation
          ---------
was adopted by the Board of Directors of the corporation, no shares having been issued, on May 22, 1991:

          (a) Article 1 of the Articles of Incorporation is amended in its entirety to read as follows:

               (1)  Name. The name of the corporation is Texas Oncology Pharmacy
                    ----
          Services, Inc.

     3.   No Shares Issued; Adoption by Board of Directors. No shares have been
          ------------------------------------------------
issued by the corporation, and the amendment to the Articles of Incorporation was adopted by the Board of Directors without a shareholder vote.

     4.   Exchange. Reclassification or Cancellation. The amendment set forth in
          --------
Section 2 hereof does not provide for any exchange, reclassification, or cancellation of issued shares.

     5.   Change in Stated capital. The amendment set forth in Section 2 hereof
          ------------------------
does not effect a change in the amount of stated capital.

     Adopted the 22nd day of May, 1991.

                                        TEXAS ONCOLOGY PHARMACY
                                        SERVICES, INC.


                                        By: ____________________________________
                                              Merrick H. Reese, Sole Director

                                       4
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                             ARTICLES OF AMENDMENT
                                      OF
                    TEXAS ONCOLOGY PHARMACY SERVICES, INC.

     Pursuant to Article 4.04 of the Texas Business Corporation Act, Texas Oncology Pharmacy Services, Inc (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     1.   Name The name of the Corporation is Texas Oncology Pharmacy Services,
          ----
Inc.

     2.   Address. The address of the Corporation is 5420 LBJ Freeway, Suite
          -------
900, LB-32, Dallas, Texas 75240.

     3.   Amendment The following amendment to the Articles of Incorporation was
          ---------
adopted by the shareholders of the Corporation on March 1, 1997.

     Article 1 of the Articles of Incorporation is amended in its entirety to read as follows:

          1    NAME  The name of the corporation is TOPS Pharmacy Services, Inc.
               ----

     4.   Voting of Shares. The number of shares of the Corporation's common
          ----------------
stock outstanding at the time of such adoption was 1,000,000, the number of the Corporation's common stock entitled to vote on this amendment to the Articles of Incorporation was 1,000,000; the number of shares of the Corporation's common stock voted m favor of such amendment was 1,000,000, and the number of shares of the Corporation's common stock voted against such amendment was zero (0) The Corporation's shares of common stock are the only shares entitled to vote on this amendment.

     5.   Exchange, Reclassification or Cancellation. The amendment set forth in
          ------------------------------------------
Section 3 hereof does not provide for any exchange, reclassification, or cancellation of issued shares.

     6.   Change in Stated Capital. The amendment set forth in Section 3 hereof
          ------------------------
does not effect a change in the amount of stated capital.

     Effective as of the 1st day of March, 1997


                                    ____________________________________________
                                    Robert J. Whreh, President

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